                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                                CPI CORPORATION
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No Fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

CPI CORPORATION LOGO

                                                                     May 8, 1998

DEAR CPI CORP. STOCKHOLDER:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of CPI Corp. The meeting will be held on Thursday, June 11, 1998, at 10:00 a.m.
(CDT) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103.

     I urge you to attend the meeting, if at all possible, since it provides an opportunity for you to discuss CPI Corp. with its management, in person. If you cannot personally attend, please vote your preference on the enclosed proxy card and return it promptly.

     It is important that your shares be voted, whether in person or by proxy. Your participation in CPI Corp.'s business through its annual meetings is an essential part of the Corporation's governance.

     I look forward to seeing you.

                                          Sincerely,

                                          ALYN V. ESSMAN
                                          --------------------------------------

                                                      ALYN V. ESSMAN
                                                  Chairman of the Board
                                               and Chief Executive Officer

                                 CPI CORP LOGO)

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO OUR STOCKHOLDERS:

     The annual meeting of the stockholders of CPI Corp. (the "Corporation") will be held on June 11, 1998, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be transacted at this meeting are as follows:

     1. To elect a Board of Directors for the ensuing year;

     2. To act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent certified public accountants for the fiscal year ending February 6, 1999;

     3. To act upon a proposed annual incentive program for key executives to further strengthen the alignment of executive compensation with shareholder interests; and

     4. To act upon such other and further business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has specified April 24, 1998, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the meeting. For ten days prior to the annual meeting, this stockholder list will also be available for inspection by stockholders at the Corporation's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during ordinary business hours.

     The Proxy Statement for the annual meeting is set forth on the following pages.

     SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THIS MEETING, WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                      By Order of the Board of Directors

                                      NELSON SIG
                                      JANE E. NELSON
                                      Secretary and General Counsel

Dated and mailed: May 8, 1998

                                 CPI CORP. LOGO

                             1706 WASHINGTON AVENUE
                           ST. LOUIS, MISSOURI 63103

                 PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS OF CPI CORP.
                          TO BE HELD ON JUNE 11, 1998

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying Proxy are being mailed beginning May 8, 1998, to holders of common stock of CPI Corp., a Delaware corporation (referred to herein collectively with its predecessor corporations as the "Corporation" or the "Company"), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 11, 1998, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Corporation with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or represented by a Proxy.

     The cost of preparing, mailing, and soliciting Proxies will be borne by the Corporation. In addition to solicitations by the Corporation by mail, directors, officers, and regular employees of the Corporation may solicit Proxies personally and by telephone, facsimile, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation. The Corporation has also retained Harris Trust and Savings Company, 111 West Monroe, P.O. Box 755, Chicago, Illinois 60690-0755, to assist in the solicitation of Proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses.

     The stockholder giving the Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Corporation at the principal office of the Corporation at the address set forth above at any time before the commencement of the Meeting or any adjournment thereof; (ii) attending and voting at the Meeting in person; or (iii) executing and delivering to the Secretary of the Corporation a Proxy bearing a date and time later than that of the Proxy to be revoked. Revocation of the Proxy will not affect any vote previously taken.

     The Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment. Any proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company no later than January 8, 1999 for inclusion in the Company's Proxy Statement and form of proxy.

     If a stockholder wishes to give a Proxy to someone other than the persons indicated on the accompanying Proxy, the stockholder must cross out both names appearing on the Proxy and insert the name or names of another person or persons to act as Proxies. The signed Proxy must be presented at the Meeting by the person or persons representing the stockholder.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of common stock of the Corporation of record at the close of business on April 24, 1998, are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Meeting. As of the close of business on April 24, 1998, 9,930,827 shares of common stock were issued and outstanding, and 50% of these shares constitutes a quorum, which must be present in person or by Proxy at the Meeting to conduct business. At the Corporation's 1995, 1996 and 1997 annual meetings 90.88%, 88.3% and 89.06% respectively, of the issued and outstanding shares of common stock were present and voting. The Corporation has no issued and outstanding shares of any other class of stock.

     Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote for:

     (1) THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN;

     (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION'S FISCAL YEAR 1998; AND

     (3) APPROVAL OF AN ANNUAL INCENTIVE PROGRAM FOR KEY EXECUTIVES TO FURTHER STRENGTHEN ALIGNMENT OF EXECUTIVE COMPENSATION WITH SHAREHOLDER INTERESTS.

     When a Proxy is returned to the Corporation properly signed and dated, the persons designated as Proxies shall vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Corporation's Board of Directors.

     Directors of the Company shall be elected by a plurality vote. All other questions shall be determined by a majority of the votes cast thereon. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which Proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     Nine directors are to be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. All of the following nine nominees are presently directors of the
Corporation: Messrs. Bohm, Essman, Isaak, Liberman, Morris, Reding, Sneider and Virgil and Ms. Krey.

     Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Corporation. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

     The name of each nominee, the year each present director first joined the Board, and the nominees' principal occupations and ages are:

                                        DIRECTOR
               NAME                      SINCE                 PRINCIPAL OCCUPATION               AGE
               ----                     --------      --------------------------------------      ---
Milford Bohm                              1942        Managing Partner of Milford Bohm and        76
                                                         Associates, personal investments
Alyn V. Essman                            1968        Chairman and Chief Executive Officer        66
                                                         of the Corporation
Russell Isaak                             1992        President of the Corporation                55
Mary Ann Krey                             1994        Chief Executive Officer, Krey               50
                                                         Distributing Co., an Anheuser-Busch
                                                         beer distributor in St. Charles and
                                                         Lincoln Counties, Missouri
Lee M. Liberman                           1982        Chairman Emeritus of the Board of           76
                                                         Laclede Gas Company, a St. Louis,
                                                         Missouri public utility
Patrick J. Morris                         1997        Senior Executive Vice President of the      58
                                                         Corporation and President of the
                                                         Corporation's Portrait Studio
                                                         Division
Nicholas L. Reding                        1992        Vice Chairman of the Board of Monsanto      63
                                                         Company, a St. Louis, Missouri
                                                         based manufacturer of chemicals,
                                                         pharmaceuticals, agricultural and
                                                         food products
Martin Sneider                            1994        Adjunct Professor of Retailing at           55
                                                         Washington University of St. Louis,
                                                         Missouri
Robert L. Virgil                          1982        Principal, Edward Jones, a full             63
                                                         service retail brokerage firm
                                                         located in St. Louis, Missouri

     Mr. Bohm founded the predecessor of the Corporation in 1942 and was employed by the Corporation from that time until his retirement in February 1988 in various positions, including Chief Executive and Chairman until 1973, and then as Chairman of an officers' committee until his election as Chairman Emeritus in 1978. Since his retirement from CPI, Mr. Bohm has served as Managing Partner of Milford Bohm & Associates.

     Mr. Essman joined the Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

     Mr. Isaak joined the Corporation as Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President-Finance/Administration in February 1982. Effective February 1992, he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

     Ms. Krey has served as Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch beer distributor in the metropolitan St. Louis market since 1986. She is a trustee of Washington University in St. Louis and serves as a director of Commerce Bancshares, Inc., Laclede Gas Company, Masco Corporation and a number of other organizations in Missouri.

     Mr. Liberman is Chairman Emeritus of Laclede Gas Company, a St. Louis, Missouri public utility. He served as Chairman of the Board of that company from April 23, 1976 until his retirement from the Board on January 27, 1994. He is also a director of Falcon Products, Inc., Furniture Brands, Inc. (formerly known as INTERCO Incorporated) and DT Industries.

     Mr. Morris has served as Senior Executive Vice President of the Corporation and as a member of the Office of the President since February 1992. He became President of the Corporation's Portrait Studio Division in October of 1997. He joined the Corporation in 1985 as Executive Vice President- Marketing. He also serves on the Corporation's Executive Committee of officers.

     Mr. Reding is Vice Chairman of the Board of Monsanto Company, a St. Louis, Missouri based manufacturer of chemicals, pharmaceuticals, agricultural and food products sold worldwide. From 1990 through 1992 he served as Executive Vice President of Monsanto, with responsibility for environment, safety, health and manufacturing operations. From 1986 until 1990, he served as President of Monsanto Agricultural Company, an operating unit of Monsanto Company. Mr. Reding joined Monsanto in 1956. He also serves as a director of Monsanto Company, Multifoods Corp. and Meredith Corp.

     Mr. Sneider, Adjunct Professor of Retailing at Washington University of St. Louis, Missouri, served as President of Edison Brothers Stores, Inc., a St. Louis, Missouri based company that operates numerous specialty chains nationwide, from 1987 until April of 1995. He also serves as a director of Agribrands International, Incorporated, and is Chairman of the Board of Trustees of St. Louis Children's Hospital. In November of 1995, Edison Brothers filed for protection under Chapter 11 of the federal bankruptcy code.

     Mr. Virgil is a principal with Edward Jones, a full service retail brokerage firm located in St. Louis, Missouri. Prior to accepting that position in 1993, Mr. Virgil served as Executive Vice Chancellor of University Relations and Dean of the John M. Olin School of Business of Washington University in St. Louis. He joined the Washington University faculty in 1964. He also serves as a director of General American Life Insurance Company, Maritz, Inc. and OmniQuip International, Inc.

                               EXECUTIVE OFFICERS

     Following is a list of all individuals who served as Corporate Executive Officers during 1997, together with their respective ages and the positions in which they have served the Corporation:

Alyn V. Essman (66).........   Chief Executive Officer. Mr. Essman joined the
                               Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the
                               Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

Russell Isaak (55)..........   President. Mr. Isaak joined the Corporation as
                               Controller in 1972. He became the Corporation's
                               Chief Financial Officer in 1978 and was appointed
                               Vice President/Finance in 1979 and Executive Vice
                               President-Finance/Administration in February
                               1982. In February 1992 he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

Patrick J. Morris (58)......   Senior Executive Vice President and President,
                               Portrait Studio Division. Mr. Morris joined the
                               Corporation in May 1985 as its Executive Vice
                               President-Marketing. Effective February 1992, he was appointed Senior Executive Vice President. In
                               October 1997, he became President of the Corporation's Portrait Studio Division. Mr.
                               Morris is a member of the Office of the President and of the Executive Committee of officers.

Barry C. Arthur (55)........   Executive Vice President-Finance and Chief
                               Financial Officer. Mr. Arthur joined the
                               Corporation in 1965 as an accountant and subsequently became Controller. In 1981, he was appointed Treasurer, and in July 1983, he was named Vice President-Finance. Mr. Arthur was appointed to his current position effective
                               February 1992. He is a member of the Executive
                               Committee of officers.

Jane E. Nelson (48).........   Secretary and General Counsel. Ms. Nelson joined
                               the Corporation in 1988 as Assistant General
                               Counsel and subsequently served as Associate
                               General Counsel and Assistant Secretary. She was promoted to her current position in February
                               1993.

Fran Scheper (52)...........   Executive Vice President-Human Resources. Ms.
                               Scheper joined the Corporation in 1967 as Personnel Assistant. She was promoted to Assistant Personnel Director in 1982 and in
                               January 1987 became Vice President-Human
                               Resources. She was appointed to her current position in February 1992 and is a member of the Executive Committee of officers.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the Company's best knowledge, the following table sets forth beneficial owners of more than five percent of the common stock of the Corporation.

                                                                (3)
    (1)                         (2)                          AMOUNT AND          (4)
   TITLE                NAME AND ADDRESS OF                  NATURE OF         PERCENT
  OF CLASS                BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
  --------              -------------------             --------------------   --------
Common Stock  New South Capital Management                  1,302,219(1)          11%
              1000 Ridgeway Loop Road, Suite 233
              Memphis, Tennessee 38120
Common Stock  First Pacific Advisors, Inc.                  1,245,650(2)        10.5%
              11400 West Olympic Boulevard, Suite 1200
              Los Angeles, California 90064
Common Stock  Ryback Management Corporation                   956,900(3)         8.1%
              7711 Carondelet Avenue
              St. Louis, Missouri 63105

---------------
(1) As reported on its Schedule 13G, dated February 12, 1998, New South Capital Management, an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, was the owner of 1,302,219 shares as of December 31, 1997, representing approximately 11% of the total shares outstanding on that day. New South Capital Management has sole voting power for 1,233,230 of the shares, shared voting power for 68,989 shares and sole dispositive power for all 1,320,219 shares.

(2) As reported on its Schedule 13G, dated February 10, 1998, First Pacific Advisors, Inc. ("First Pacific"), an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940, beneficially owned 1,245,650 shares, or approximately 10.5% of the total shares outstanding on December 31, 1997. First Pacific has shared voting power with respect to 504,350 of the shares and shared dispositive power with respect to all 1,245,650 shares.

(3) As reported in its 13G dated, January 23, 1998, Ryback Management Corporation, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 held sole voting and dispositive power as to 956,900 shares as of December 31, 1997, constituting 8.1% of the outstanding shares on that date. The shares are held by Ryback Management Corporation in a fiduciary capacity for Lindner Growth Fund, a registered investment company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Information is set forth below regarding beneficial ownership of Common Stock of the Company as of April 24, 1998 by (i) each person who is a director and nominee; (ii) each executive officer named in the Summary Compensation Table on page 13; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

                                                                        (3)
                                                                 AMOUNT AND NATURE          (4)
     (1)                             (2)                           OF BENEFICIAL          PERCENT
TITLE OF CLASS             NAME OF BENEFICIAL OWNER                  OWNERSHIP            OF CLASS
--------------             ------------------------              -----------------        --------
Common Stock    Barry C. Arthur                                        54,904(a)(b)          *
Common Stock    Milford Bohm                                           30,000(c)             *
Common Stock    Alyn V. Essman                                        625,115(a)(b)(d)      6.29%
Common Stock    Russell Isaak                                         300,943(a)(b)         3.03%
Common Stock    Mary Ann Krey                                           1,000(c)             *
Common Stock    Lee Liberman                                              400(c)             *
Common Stock    Patrick J. Morris                                     153,049(a)(b)(d)      1.54%
Common Stock    Nicholas Reding                                         1,200(c)             *
Common Stock    Fran Scheper                                            9,251(a)(b)(d)       *
Common Stock    Martin Sneider                                            500(c)             *
Common Stock    Robert Virgil                                             600(c)             *
Common Stock    17 Directors and Executive Officers as a Group      1,215,979(a)(b)(e)     12.24%

---------------
*   Percentage does not exceed one percent.

(a) Includes the following shares which such persons have the right to acquire within 60 days after April 24, 1998 upon the exercise of employee stock options: Mr. Arthur: 52,000; Mr. Essman: 310,000; Mr. Isaak: 180,000; Mr.
    Morris: 140,000; Ms. Scheper: 9,000; and directors and executive officers as a group: 724,240. The exercise prices for all options exercisable within 60 days range from $15.50 to $35.00. Market Value as of April 24, 1998 was $26.56.

(b) Excludes 851 shares for Mr. Arthur; 19 shares for Mr. Isaak; 450 shares for Mr. Morris; 745 shares for Ms. Scheper; and 5,253 shares for directors and executive officers as a group, all held under the CPI Corp. Employees Profit Sharing Plan and Trust. With respect to such shares, the executives have neither voting power nor investment power.

(c) Excludes Phantom Stock Rights, which are based on value of common stock, and Growth Units for Deferred Compensation, which are based on book value, as follows: Mr. Bohm: 4,429 Growth Units; Mr. Liberman: 23,662 Growth Units; Ms. Krey: 1,200 Phantom Stock Rights and 3,824 Growth Units; Mr. Reding:
    1,600 Phantom Stock Rights and 3,541 Growth Units; Mr. Sneider: 1,200 Phantom Stock Rights; and Mr. Virgil: 3,600 Phantom Stock Rights and 4,435 Growth Units. See page 8 for further explanation of Phantom Stock Rights and Growth Units.

(d) Excludes 40,000 shares beneficially owned by Mr. Essman's wife, as to which he expressly disclaims beneficial ownership.

(e) Excludes 40,727 shares beneficially owned by members of the immediate family of certain executive officers as to which those executives expressly disclaim beneficial ownership.

                          BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended February 7, 1998 ("fiscal year 1997"), the Corporation's Board of Directors met 12 times. All directors attended more than 75% of the meetings that they were eligible to attend.

     The Board of Directors has four committees: the Audit, the Compensation, the Nominating and Governance, and the Finance and Investment Committees. The Audit Committee's members are Messrs. Virgil (Chairman) and Bohm and Ms. Krey. The Committee held four meetings during the last fiscal year. The Audit Committee is responsible for reviewing the financial statements of the Corporation and the scope of work of its independent auditors. The Committee also evaluates recommendations of the auditors, recommends areas of review to the Corporation's management, and reviews and evaluates the Corporation's accounting policies, reporting practices, and internal controls.

     The Compensation Committee's members are Messrs. Liberman (Chairman), Reding and Sneider. The Committee held six meetings during the last fiscal year and acted by unanimous consent on nine occasions. The Compensation Committee reviews annually the performance of principal officers, establishes annual salaries and incentives for principal officers and reviews periodically compensation and benefit programs. The Compensation Committee also serves as the Stock Option Committee under the Corporation's 1991 Stock Option Plan and under the Voluntary Stock Option Plan and as the governing committee under the Restricted Stock Plan.

     The Nominating and Governance Committee's members are Messrs. Reding (Chairman), and Liberman and Ms. Krey. During fiscal year 1997, this Committee held one meeting. The Nominating and Governance Committee is charged with nominating qualified members for the Corporation's Board of Directors and monitoring developments in governance of publicly held companies. The Nominating and Governance Committee will consider nominees recommended by security holders. Any security holder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporation's Secretary.

     The Finance and Investment Committee, whose members are Messrs. Bohm (Chairman), Sneider and Virgil, met three times during fiscal year 1997. This Committee reviews dividend policy, financing plans, investment policy and investment performance. It also makes recommendations to management as necessary to insure that the Company's pension and profit sharing plans meet the business needs of the Company and are adequately funded.

                           COMPENSATION OF DIRECTORS

     Each director who is not an officer receives a retainer of $10,000 per year plus $850 for each Board and committee meeting he or she attends. Directors who are also officers receive no retainer or other compensation for service as directors.

     Effective April 4, 1991, the Corporation established the CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the "Directors' Plan"). Participation in the Directors' Plan is limited to directors who are not employees of the Corporation. The plan is administered by a committee composed of directors who are employees and the Chief Financial Officer and the General Counsel of the Company. The committee may amend, modify, or terminate the plan at any time.

     The Directors' Plan has compensation deferral and phantom stock components. Under the deferral components, a participating director must irrevocably elect before the beginning of a fiscal year to defer up to all (but not less than $5,000) of his or her retainer, fee, and other compensation for such fiscal year. The director also selects a deferral period of not less than three years, although the deferral period will be shortened by the director's death, total and permanent disability, or resignation or retirement from the Board or any other termination of Board service. At the time of the election to defer, the director must also choose to receive the deferred amount in a lump sum or in a specified number of installments, not to exceed ten. All such amounts are payable in cash.

     During fiscal year 1997 the Directors deferred income and received dividend equivalents as follows: Mr. Liberman deferred a total of $26,150 in retainer and fees and received dividend equivalents in the amount of $12,023.51. Mr. Reding deferred a total of $23,600 in retainer and fees and received dividend equivalents in the amount of $2,440.47. Mr. Virgil deferred $25,300 in retainer and fees and received dividend equivalents in the amount of $2,731.54. Mr. Bohm deferred a total of $25,300 in retainer and fees and received dividend equivalents in the amount of $2,723.80. Ms. Krey deferred a total of $21,900 in retainer and fees and received dividend equivalents in the amount of $2,364.77. Growth Units on deferred amounts were credited at $11.98 per unit for deferrals during fiscal year 1997 and will be credited at approximately $10.33 for deferrals during the current fiscal year. Mr. Sneider did not defer his retainer or any fees for 1997 and did not receive any dividend equivalents. He received a total of $27,850 in retainer and fees.

     Under the Directors' Plan, the participants also receive 400 Phantom Stock Rights ("Stock Rights") annually for service as a non-management director. (Until 1995, the annual award for each non-management Director was 200 Phantom Stock Rights.) This component of Directors' compensation is particularly important because it is tied to shareholder value. Under the Plan, the value of each Phantom Stock Right as of the date of award is the fair market value of one share of common stock on the date preceding the date of award. The value at maturity is equal to the average fair market value of the common stock for the six month period immediately preceding maturity. As of June 1997, Messrs. Bohm, Liberman, Reding, Sneider and Virgil and Ms. Krey were each awarded 400 Phantom Stock Rights for one year of Board service completed on the day prior to their reelection at the 1997 Annual Meeting of Shareholders.

     The Phantom Stock Rights mature on the earliest of the director's (i) death, (ii) total and permanent disability, (iii) reaching age 65 if the participant is no longer a director, (iv) resignation or retirement from the Board or any other termination of Board service after age 65, or (v) reaching age 70 (but in no event in the case of (iii) and (v) less than six months after the date of the award). Before the maturity of his or her Phantom Stock Rights, a participant must irrevocably elect to receive a lump sum payment or to defer payment of all or part of the amount pursuant to the deferred compensation component of the plan described above. Payments are made only in cash.

     During fiscal year 1997, the 400 Rights credited to Mr. Liberman automatically matured and, pursuant to his deferral election, were credited to his deferred compensation account. Mr. Liberman's Rights matured at $23.036 (the average fair market value of the Corporation's common stock for the six month period preceding maturity); accordingly, $9,214.32 was credited to Mr. Liberman's deferred compensation account. Growth Units on the deferred amounts were credited at $11.98 per unit. The 400 Rights credited to Mr. Bohm in 1997 automatically matured at $23.036 per Right and, Mr. Bohm elected to receive a payment of $9,214.32.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Corporation believes that the reporting executives and Directors complied with all reporting requirements of Section 16(a) of the Exchange Act.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:
GENERAL COMPENSATION POLICY

     Executive compensation at CPI Corp. and its subsidiaries is based on a variety of factors which reflect contributions to corporate performance and enhance total return to stockholders. Executive compensation packages include base salary, annual performance-based bonus, stock options, company contributions to a stock ownership program, and earnings on Growth Units from bonuses and base salary deferred from prior years under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan and the Corporation's Key Executive Deferred Compensation Plan.

     The Compensation Committee, with the support of the Board, continued to adhere to the following objectives in awarding executive compensation in 1997, each of which the Board believes contributes to stockholder value:

     1. paying for performance, both long-term and short-term;

     2. increasing emphasis on variable incentive compensation, as opposed to base compensation;

     3. recognizing and rewarding the executive's contributions as reflected in the performance of his or her unit and in the performance of the Corporation as a whole;

     4. providing a competitive and equitable compensation program to attract, retain and motivate key executives; and

     5. importantly, aligning stockholder, management and employee interests.

     All compensation actions taken in 1997 were in concert with the principles identified in the Corporation's General Compensation Policy described above. In particular, compensation awarded in 1997 furthers the Compensation Committee's desire to shift emphasis from base salaries to at-risk compensation which, in the Committee's opinion, strengthens the alignment between executive compensation and shareholder interests.

BASE SALARY

     The base salaries paid to the Corporation's executives are based on a number of factors, including an evaluation of the individual's effectiveness in performing his or her responsibilities, comparison to salaries paid by other companies to their executives who hold similar positions, internal equity, tenure in position, overall responsibility, knowledge, and special assignments. A review of the Corporation's Executive Compensation package conducted by Towers Perrin and completed in December, 1994, included a comparison of the Corporation's base salaries, bonuses and long-term incentives to market data for general industry, consumer products and specialty retail organizations relative to sales size. On the basis of that comparison, Towers Perrin reported that base salaries paid to the Chief Executive Officer, the President and the Senior Executive Vice President were at the high end of the comparable range as of the date of comparison. The base salaries of these executives were subsequently reduced for fiscal year 1995, and frozen at that level for fiscal years 1996 and 1997. Base compensation for the Chairman and Chief Executive Officer and the President remains frozen at the 1995 level for 1998. The base salary of the Senior Executive Vice President was increased in recognition of his assumption of additional duties in late 1996 and his subsequent appointment as President of the Corporation's Portrait Studio Division. His base salary, and that of all other members of the Executive Committee of Officers, will remain frozen in 1998 at their 1997 levels. Towers Perrin further reported that compensation paid to other Company executives generally fell below the median paid for comparable positions in general industry, consumer products and specialty retail organizations.

BASE SALARY DEFERRAL

     In 1995, the Compensation Committee adopted the Key Executive Deferred Compensation Plan, under which certain key executives may defer up to 50% of base salary. For the year in which base salary is deferred, the executive will earn interest on the amount deferred at a rate that mirrors the rate of growth in book value for the preceding year. In the year subsequent to the year of deferral, the amount deferred and interest are divided by book value to determine the number of Growth Units to be credited to the executive. The executive's account is then credited with annual earnings on the Growth Units, based on increases in the Corporation's book value, as adjusted for any dilutive effect of the Company's repurchase of stock. Interest paid in the year of deferral and earnings on Growth Units are subject to an interest rate floor based on the average 30 year U.S. Treasury bond rate for the deferral period. Dividend equivalents are paid on the Growth Units at the same rate dividends are paid to stockholders. Book value decreased from $12.64 in 1995 to $11.98 for year end 1996 and to $10.33 for year end 1997. Mr. Arthur was credited with 739 growth units in 1997 for base salary deferral in 1996, plus $350.55 in interest. Of the named executives, only Mr. Arthur deferred base salary in 1997.

ANNUAL BONUS

     In conjunction with lowering base salaries in 1995 and in furtherance of efforts to align stockholder and executive interests, shareholders approved the Compensation Committee's proposal to increase the bonus potential for the Chairman and Chief Executive Officer (Mr. Essman) and executives in the Office of the President (Messrs. Isaak and Morris). This restructuring of base salary and annual incentives provided for potential total compensation comparable to 1994, but with a significantly greater emphasis on performance based compensation. The Compensation Committee established bonus targets based on the Corporation's earnings per share at the commencement of the fiscal year. Each of the named executives earned a bonus pursuant to the annual bonus plan for 1997.

SPECIAL BONUS

     The Compensation Committee awarded special cash bonuses in 1997 to the Chairman and Chief Executive Officer, the President and the Senior Executive Vice President in recognition of their leadership in the Corporation's successful exit from its photofinishing business and the profit realized from the sale of that segment.

RESTRICTED STOCK

     The Executive Vice President, Finance/Chief Financial Officer and the Executive Vice President, Human Resources were awarded restricted stock in recognition of their respective contributions in the sale of the Corporation's photofinishing segment. The shares vest in increments of one-third each year at the end of fiscal years 1998, 1999 and 2000.

STOCK OPTIONS

     The named executive officers and other key executives were awarded options based on the Corporation's 1997 fiscal year earnings performance. Like the annual cash bonus plan, option bonus targets were established by the Compensation Committee at the commencement of the fiscal year. The number of options awarded to each executive was determined by dividing 46% of his or her base salary for 1997 by the fair market value of the Corporation's common stock at the end of fiscal year 1997.

GROWTH UNITS ON DEFERRED COMPENSATION

     Under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan, which was approved by shareholders in 1992, an executive who elects to defer up to 50% of his or her annual incentive bonus receives Growth Units. Executives earn appreciation on these Growth Units based on increases in the Corporation's book value, as adjusted for any dilutive effect of the Company's repurchase of stock. Earnings adjustments are subject to an interest rate floor based on the average

30 year U. S. Treasury bond rate for the years of deferral. Executives also receive dividend equivalents at the same rate that dividends are paid to stockholders. Non-dividend Growth Units were credited to the Chief Executive Officer and the other named executive officers in fiscal year 1997 for bonuses earned in prior years and deferred as follows: Mr. Arthur--466; Mr. Essman--6,622; Mr. Isaak--237; Mr. Morris--2,685 and Ms. Scheper--451.

COMPANY CONTRIBUTIONS TO STOCK OWNERSHIP PROGRAM

     All employees, including the named executives, who meet minimum age and service requirements, are eligible to contribute up to 15% of their base salaries to their individual accounts in the Corporation's Profit Sharing Plan. The Corporation matches each participant's voluntary contributions up to an amount equal to a maximum of 5% of salary with corporate stock in an amount equal to 50% of the participant's contributions. An employee who contributed 5% of base compensation would receive stock equal to 2.5% of his or her compensation. Although each of the named executive officers was eligible to participate in the Program, only Mr. Morris, Mr. Arthur and Ms. Scheper participated in the Profit Sharing Plan in 1997. Participation in this Plan is subject to discrimination testing prescribed by federal regulations. As a result of this testing, participation by highly compensated executives is limited to a very small percentage. Accordingly, the remaining named executives have elected not to participate in the plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Essman's compensation is based on the policies and programs described above for all executives and includes base salary and annual and long-term incentives. For 1997, his base salary remained frozen at $600,000 (as it has since 1994), after reduction from $775,000 as part of the Committee's restructuring of compensation to shift emphasis to at-risk compensation. His base salary will remain frozen through 1998. Mr. Essman's bonus for 1997 is a combination of an annual incentive bonus based on the Corporation's earnings for 1997 and a special bonus in recognition of his leadership in the sale of the Corporation's photofinishing segment. He was also awarded stock options pursuant to the annual stock option bonus plan adopted in 1992.

COMPLIANCE WITH IRC SECTION 162(M)

     While the Compensation Committee believes the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company's executives, the Committee's current intent remains to preserve full deductibility of executive compensation. The overall compensation program, as earlier described, has been designed to be heavily related to the Corporation's earnings performance, and the annual incentive plan to be submitted to shareholders for approval at the 1998 Annual Meeting, if approved, should enable the Company to avail itself of deductions for all executive compensation paid through the current fiscal year. The Corporation's Key Executive Deferred Compensation Plan, adopted in 1995, should also enhance the Corporation's ability to maintain full deductibility of executive Compensation.

                      THE CPI CORP. COMPENSATION COMMITTEE

           LEE LIBERMAN, CHAIR     NICHOLAS REDING     MARTIN SNEIDER

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation of the named executive officers for each of the last three years:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                            ------------------------------------------------------
                                                                              (4)       SECURITIES
                                ANNUAL COMPENSATION             (3)        RESTRICTED   UNDERLYING
                            ----------------------------    OTHER ANNUAL     STOCK       OPTIONS/      ALL OTHER
NAME & PRINCIPAL POSITION   YEAR    SALARY        BONUS     COMPENSATION    AWARD(S)       SARS       COMPENSATION
-------------------------   ----    ------        -----     ------------   ----------   ----------    ------------
                                      ($)          ($)          ($)           ($)          (#)            ($)
           (A)              (B)       (C)          (D)          (E)           (F)          (G)            (H)
Alyn V. Essman,             1997    600,000      494,182(2)    80,145            0        11,530(5)         48(7)
Chairman and Chief          1996    600,000            0            0            0             0           173(7)
Executive Officer           1995    600,000(1)   150,000(2)         0            0        13,136(6)        161(7)
Russell Isaak,              1997    400,000      329,455            0            0         7,687(5)        168(7)
President                   1996    400,000            0            0            0             0           173(7)
                            1995    400,000      100,000            0            0         8,475(6)        161(7)
Patrick J. Morris,          1997    375,000      308,864            0            0         7,206(5)      2,980(8)
Senior Executive            1996    312,980            0            0            0             0         1,788(9)
Vice President              1995    300,000(1)    75,000(2)         0            0         5,932(6)        679(10)
Barry C. Arthur,            1997    179,000(1)    86,380(2)         0        8,000         3,440(5)      4,698(8)
Executive Vice              1996    170,000(1)     8,500            0            0             0         3,710(9)
President--Finance          1995    160,000(1)    25,000(2)         0            0         2,542(6)        881(10)
Fran Scheper,               1997    179,000       86,380            0        6,000         3,440(5)      3,873(8)
Executive Vice              1996    170,000        8,500            0            0             0         2,923(9)
President Human             1995    160,000       25,000            0            0         2,542(5)      1,916(10)
Resources

---------------
 (1) Cash amounts earned in fiscal year, even if deferred under the Corporation's Key Executive Deferred Compensation Plan adopted in 1995.

 (2) Cash amounts earned for the respective fiscal year, even if deferred under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan.

 (3) The amounts in this column represent above-market earnings on deferred compensation paid during the fiscal year.

 (4) Awarded at the close of fiscal year 1997 in recognition of executive's contribution in sale of the photofinishing segment.

 (5) Options awarded in 1998 for 1997 performance under an annual option bonus program for key executives adopted in 1992.

 (6) Options awarded in 1995 for 1994 performance under an annual option bonus program for key executives adopted in 1992.

 (7) Life insurance premiums.

 (8) Life insurance premiums of $168 for Mr. Morris, $698 for Mr. Arthur, and $538 for Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amounts: Morris- $2,812; Arthur-$4,000; and Scheper-$3,335.

 (9) Life insurance premiums of $173 for Mr. Morris, Mr. Arthur and Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amounts: Morris-$1,615; Arthur- $3,537; and Scheper-$2,750.

(10) Life insurance premiums of $161 for Mr. Morris, Mr. Arthur and Ms. Scheper, plus employer contributions of stock to the profit sharing plan in the following amounts: Morris-$518; Arthur- $720; and Scheper-$1,755.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock option grants made in the last fiscal year to the individuals named in the Summary Compensation Table:

                                    % OF TOTAL
                                    OPTIONS         EXERCISE
                                    GRANTED TO      OR BASE                         POTENTIAL REALIZED VALUE
                         OPTIONS    EMPLOYEES IN    PRICE        EXPIRATION       ASSUMED ANNUAL RATE OF STOCK
NAME                     GRANTED    FISCAL YEAR     ($/SHARE)    DATE             APPRECIATION FOR OPTION TERM
----                     -------    ------------    ---------    ----------       ----------------------------
                           (2)                                                 0%        5%(4)          10%(4)
                           (#)                                                 ($)        ($)            ($)
(A)                        (B)      (C)             (D)          (E)           (F)        (G)            (H)
Alyn V. Essman           11,530        13.48%        $23.94       2/08/04       0     $    93,854    $    212,959
Russell Isaak             7,687         8.98%        $23.94       2/08/04       0     $    62,587    $    141,988
Patrick J. Morris         7,206         8.43%        $23.94       2/08/04       0     $    58,670    $    133,103
Barry C. Arthur           3,440         4.02%        $23.94       2/08/04       0     $    28,008    $     63,541
Fran Scheper              3,440         4.02%        $23.94       2/08/04       0     $    28,008    $     63,541
All Stockholders(1)        n/a*          n/a            n/a           n/a       0     $80,507,738    $182,644,595
All 25 Optionees         85,512(3)       100%                                   0     $   696,229    $  1,579,506
Gain for all 25
Optionees as % of All
Stockholder Gain            n/a          n/a            n/a           n/a       0             .86%            .86%

---------------
 *  not applicable

(1) Gain for all stockholders was determined based on the 9,887,090 shares outstanding on February 7, 1998, the date when the majority of options were granted, a price per share equal to the exercise price of $23.94 for all options granted to the named executive officers and 89% of all options awarded, and a 6 year term.

(2) Options earned for 1997 performance under an annual bonus program for key executives adopted in 1992. The options become exercisable four years after the date of grant and expire six years after the date of grant.

(3) Includes 42,248 awarded to executives not named in the table on the same date and on the same terms as those awarded to named executives. On April 14, 1997, 8,000 options with an exercise price of $17.13 were awarded to an officer. These options vest in increments of one-fourth of the total award, commencing 1998, and expire in 2005. On September 4, 1997, 1,961 options were awarded to an officer with an exercise price of $25.50, vesting in 25% increments over the succeeding four years and expiring in 2003.

(4) Pre-tax gain. The amounts shown for 5% and 10% appreciation are projections required by SEC rules and are not intended to forecast possible future appreciation, if any, of the stock price of the Company. The Company did not use an alternative formula for a grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors. The market price used for calculating potential realizable value for options awarded to the named executives is the closing price listed in The Wall Street Journal, which was the closing price on the last business day preceding each award, as follows:
    April 13, 1997-$17.13; September 3, 1997-$25.50; and February 6,
    1998-$23.94.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning option and SAR exercises in the last fiscal year, and options and SARs remaining unexercised at February 7, 1998, by the individuals named in the Summary Compensation Table:

                                  (1)                                NUMBER OF           VALUE OF UNEXERCISED
                            SHARES ACQUIRED                         UNEXERCISED              IN-THE-MONEY
                              ON EXERCISE                          OPTIONS/SARS              OPTIONS/SARS
                              OF OPTIONS/                            AT FISCAL                AT FISCAL
                            # OF SECURITIES                        YEAR-END (#)              YEAR-END ($)
                              UNDERLYING           VALUE           EXERCISABLE/              EXERCISABLE/
        NAME                     SARS             REALIZED        UNEXERCISABLE*            UNEXERCISABLE*
        ----                ---------------       --------       -----------------       --------------------
                                                     $
         (A)                      (B)               (C)                 (D)                     (E)(3)
Alyn V. Essman                    0/0              0/0           310,000/68,328(2)           $1,085,388/$390,988
Russell Isaak                     0/0              0/0           180,000/40,105(2)            $560,200/$222,396
Patrick J. Morris                 0/0              0/0           140,000/37,081(2)            $490,175/$199,025
Barry C. Arthur                   0/0              0/0           52,000/14,433(2)              $84,030/$75,673
Fran Scheper                      0/0              0/0           9,000/24,433(2)               $67,335/$176,323

---------------
 *  No SARs were held at fiscal year end.

(1) No options were exercised by the named executives in 1997. There were no outstanding SARs in fiscal year 1997.

(2) Exercisable options include options acquired by the named executives in exchange for voluntary salary reductions in 1993 and 1994 pursuant to the Corporation's Voluntary Stock Option Plan and those issued on February 2, 1992 with an exercise price of $30.00 and $35.00. As of April 24, 1998, market value was $26.56.

(3) Value of exercisable in-the-money options does not reflect voluntary salary reductions in 1993 and 1994 in the following total amounts for which the options were granted: Mr. Essman-$387,500; Mr. Isaak-$200,000; Mr. Morris-$175,000; Mr. Arthur-$30,000; and Ms. Scheper-$22,500. After factoring in the voluntary salary reductions, the net values of the in-the-money exercisable options held by the named executives are: Mr. Essman-$697,888; Mr. Isaak-$360,200; Mr. Morris- $315,175; Mr.
    Arthur-$54,030; and Ms. Scheper-$44,835.

RETIREMENT PLAN

     The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Corporation's qualified Retirement Plan and Trust.

                               PENSION PLAN TABLE

REMUNERATION             10           15           20            25            30            35            40
------------             --           --           --            --            --            --            --
 $ 30,000              $3,000       $4,500       $ 6,000       $ 7,500       $ 9,000       $10,500       $12,000
   50,000               5,000        7,500        10,000        12,500        15,000        17,500        20,000
  100,000               5,279        7,918        10,557        13,196        15,836        18,475        21,114
  150,000               5,279        7,918        10,557        13,196        15,836        18,475        21,114
  250,000               5,279        7,918        10,557        13,196        15,836        18,475        21,114

(All dollar amounts in the above chart are annualized.)

     The Corporation maintains a defined benefit Retirement Plan (the "Plan") for all qualifying employees of the Corporation. Remuneration in the Pension Plan Table includes annual base salary and bonus as reported in the Summary and Compensation Table; executive earnings for 1997 in excess of $54,371 are not included in calculation of the annual benefits payable under the Plan. As of the end of the 1997 fiscal year, the years of credited service for purposes of computing retirement benefits under the Plan for the named executives are as follows: Alyn V. Essman-41, Russell Isaak-25, Patrick J. Morris-12, Barry C. Arthur-32 and Fran Scheper-30.

     The Plan entitles a participant to a normal monthly retirement benefit upon retirement after age 65 equal to 1% of average monthly gross earnings from and after January 1, 1995, multiplied by the number of years of the participant's service, provided, however, that through 1994 compensation in excess of $50,000 in any year is not counted for purposes of determining such benefits. Effective as of 1995, the $50,000 ceiling is increased annually to reflect a cost of living adjustment for years 1995 through 1997. Effective January 1, 1998, for plan years commencing after 1997, compensation in excess of $100,000 will not be included. Alternatively, a participant may elect to convert his normal form of benefit to a Contingent Annuitant Option, which provides for an actuarially adjusted retirement benefit payable to the participant during his lifetime and for the continuation of benefit payments to the beneficiary after the participant's death, or an Option for Life Annuity with Guaranteed Number of Monthly Payments, which provides for an actuarially adjusted retirement benefit payable to the participant during his life with a guaranty that not less than a guaranteed number of monthly retirement benefit payments will be paid first to the participant and then to his beneficiary. The Plan provides for a lesser benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Corporation periodically makes actuarially determined contributions to the Plan. No deductions are made for social security benefits.

     The named executive officers are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     During fiscal year 1997, the Corporation employed the named executives under employment agreements that establish base compensation, bonus and remuneration in the event of a Change of Control. Through fiscal year 1997 under these agreements, if the Corporation terminated an executive's employment other than for cause before a Change of Control, the Corporation was obligated to pay the executive two years' base compensation over the two year period. The Corporation has no such obligation if the executive resigns or is terminated for cause. Effective with fiscal year 1998, the Corporation's obligation to the executive officers in the event of involuntary termination (other than for cause) has been reduced to continuation of Base Salary for six months. If the Corporation terminates an executive's employment other than for cause after a Change of Control, the Corporation must pay the executive a lump sum equal to two years' base compensation. In the event the named executive officers are terminated (other than for cause) during fiscal 1998 as a result of a Change of Control, the executives would receive the following lump sum payments: Alyn V. Essman--$1,200,000; Russell Isaak--$800,000; Patrick J. Morris--$750,000; Barry
C. Arthur--$358,000; and Fran Scheper--$358,000.

     If a Change of Control occurs but employment is not terminated, the executive is to continue in a position comparable to that held before the Change of Control. The executive's base salary cannot be reduced at any time during the term of the agreement, and after a Change of Control the executive's bonus cannot be less than the highest bonus the executive received during any of the three completed fiscal years preceding the Change of Control. The executive is also entitled to continue to participate in compensation plans and programs and benefit plans that are at least equivalent to those provided by the Corporation before the Change of Control.

     Under their employment agreements, the named executive officers are entitled to receive supplemental retirement benefits equal to 40% of their highest base salary from and after fiscal year 1997, not to exceed $150,000 annually for twenty years. These payments commence on the later of (i) age 65 or
(ii) the date of retirement. The Corporation's aggregate liability for these benefits will be offset in part by the proceeds of life insurance, for which the Corporation is the named beneficiary. The Corporation made insurance premium payments in fiscal year 1997 of $62,292, $32,902, $38,064,

$17,781 and $42,496 on Messrs. Essman, Isaak, Morris and Arthur and Ms. Scheper, respectively. Beneficiaries of a named executive officer who dies prior to retirement receive annually 40% of the executive's highest base salary from and after 1997, not to exceed $150,000 for twenty years after the date of the executive's death. An officer who becomes disabled receives annually, in addition to the amount payable on death or retirement, 40% of his or her highest base salary from and after 1997, not to exceed $150,000, until the earlier of
(i) the date of his or her death or (ii) the date he or she attains age 65. Supplemental retirement, death and disability benefits are pro rated if the qualifying event occurs prior to the executive's tenth anniversary of employment by the Company. The supplemental retirement and death benefits provided for under the employment contracts survive the term of employment, unless the executive is terminated for cause (as defined in the agreement). Mr. Bohm, a director of the Corporation and a retired officer, received payment of $100,000 under this plan during fiscal 1997.

     Certain of the Corporation's employee benefit plans provide for the acceleration of the payment of certain benefits upon a Change of Control, including the Restricted Stock Plan and the Deferred Compensation and Stock Appreciation Rights Plan and the Key Executive Deferred Compensation Plan. The employment agreements provide that if such accelerated benefits plus the amount payable under the employment agreement in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, the amount of such tax shall be added to the amount paid the executive under the agreement. The amount of this additional payment is to be determined by an independent certified public accounting firm selected by members of the Corporation's Board of Directors who are Continuing Directors as defined in the Corporation's Certificate of Incorporation. (Continuing directors are those persons who were directors in 1987 or were nominated by Continuing Directors and who are not affiliates or associates of the person or entity that effects the Change of Control.)

                   COMPARISON OF TEN-YEAR CUMULATIVE RETURN*

                CPI CORP., S&P 500 STOCK INDEX, AND RUSSELL 2000

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                   CPI CORP.          S&P 500         RUSSELL 2000
JAN '88                                                        100               100               100
JAN '89                                                        125               120               125
JAN '90                                                        134               137               126
JAN '91                                                        171               148               122
JAN '92                                                        156               182               176
JAN '93                                                        133               201               200
JAN '94                                                         99               227               237
JAN '95                                                         98               229               223
JAN '96                                                        100               312               288
JAN '97                                                        131               394               342
JAN '98                                                        174               498               403

     The Russell 2000 index was selected because it encompasses similarly-sized companies to CPI, as well as diversified companies, like CPI.
---------------
* Total return assumes reinvestment of dividends and $100 invested as of the measurement date in the Corporation's common stock, the S&P 500 and the Russell 2000. The measurement dates for purposes of determining the stock price for CPI Corp. correspond to the fiscal year-end (i.e. the Saturday preceding the first Sunday in February of each year reflected). The corresponding measurement dates for the S&P 500 and the Russell 2000 are January 31st of each of the years reflected.

            RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

     The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of the Corporation and its subsidiaries for its current fiscal year ending February 6, 1999. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Board will reconsider the appointment. No member of KPMG Peat Marwick LLP, or any associate thereof, has any financial interest in the Corporation or in its subsidiaries.

     A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Corporation for the fiscal year ended February 7, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1998.

     The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

              PROPOSED ANNUAL INCENTIVE PROGRAM FOR KEY EXECUTIVES

                               (PROXY ITEM NO. 3)

     In 1995, the Compensation Committee restructured executive compensation packages to strengthen alignment of executive compensation with shareholder value by increasing emphasis on at-risk compensation. The restructuring featured potential for total compensation comparable to that for 1994, but with reduced base salaries and an annual incentive plan for fiscal years 1995 through 1997 that increased maximum bonus potential from 30% to 80% of base pay. The bonus plan was approved by stockholders at the Corporation's 1995 Annual Meeting.

     For fiscal year 1998, the Compensation Committee affirmed its commitment to strengthening the link between shareholder value and executive compensation. For the current fiscal year, the Committee has adopted a preestablished, objective, performance based formula for awarding annual incentives to the Chairman and Chief Executive Officer, the President and the Senior Executive Vice President/ President-Portrait Studio Division. All bonuses for fiscal year 1998 will be determined by reference to preestablished earnings levels and the corresponding percentages of base salary earned. Like the bonus plan approved by shareholders for fiscal years 1995 through 1997, the bonus potential ranges from 0% to 80% of base salary. No bonus will be payable unless earnings exceed those of 1997. A very substantial increase will be required for the executive to earn the maximum bonus amount. The Compensation Committee believes that the actual targets reflect confidential business information, the disclosure of which would adversely affect the Corporation. No bonus will be paid to these executives except in accordance with the preestablished formula adopted by the Committee, and the Committee will certify attainment of the preestablished targets prior to awarding any bonuses under this program.

                               NEW PLAN BENEFITS

                         ANNUAL INCENTIVE PLAN FOR 1998

                     NAME AND POSITION                          DOLLAR VALUE($)
                     -----------------                          ---------------
Mr. Essman, Chairman and Chief Executive Officer                $0 to $480,000
Mr. Isaak, President                                            $0 to $320,000
Mr. Morris, Senior Executive Vice
  President/President-Portrait Studio Division                  $0 to $280,000

     No other executives or employees of the Corporation are eligible for benefits under the proposed plan.

     The Committee seeks shareholder approval on this annual incentive program for the three most highly compensated executives of the Corporation because it believes that continuing to place greater emphasis on at-risk compensation will best serve the interests of shareholders, as well as those of the Corporation. In addition, with shareholder approval of the annual incentive plan adopted by the Compensation Committee, any amounts paid to executives under the plan will be excluded from calculations of total compensation subject to the $1 million ceiling on deductibility under Section 162(m) of the Internal Revenue Code.

     The Board of Directors will present the following resolution to the stockholders for action at the 1998 Annual Meeting:

     RESOLVED, that an annual incentive plan for fiscal year 1998 for the Chairman and Chief Executive Officer, the President, and the Senior Executive Vice President/President-Portrait Studio Division, authorizing annual bonuses ranging from 0% to 80% of base salaries, with the following maximum bonus amounts: Mr. Essman-$480,000; Mr. Isaak-$320,000; and Mr. Morris-$280,000; upon attainment of predetermined, objective earnings targets established by the independent Directors who serve on the Compensation Committee, is hereby approved by the stockholders of the Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

     The affirmative vote of the majority of the votes cast at the meeting by the stockholders entitled to vote thereon shall be sufficient for the approval of the proposed annual incentive plan for the Chairman and Chief Executive Officer, the President, and the Senior Executive Vice President/
President-Portrait Studio Division, as described above.

                               OTHER INFORMATION

     Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as necessary to meet legal requirements.

     The Corporation's Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 8, 1998, to stockholders of record as of April 24, 1998.

     A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON, ST. LOUIS, MISSOURI 63103.

                                      By Order of the Board of Directors,

                                      JANE E. NELSON
                                      JANE E. NELSON
                                      Secretary and General Counsel

Dated: May 8, 1998

                                  CPI CORP.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 11, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.

        The undersigned, revoking all previous proxies, hereby appoints Alyn V. Essman and Russell Isaak or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of CPI Corp. (the "Corporation") held of record by the undersigned on April 24, 1998, at the annual meeting of stockholders to be held at 10 a.m. central daylight time on June 11, 1998, at CPI Corp., 1706 Washington, St. Louis, Mo. 63103, and at any adjournment thereof.

        THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR ITEMS 2 AND 3.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

              (Continued, and to be signed, on the other side.)

--------------------------------------------------------------------------------

                            [CPI CORP. LETTERHEAD]


                                 May 6, 1998

DEAR CPI CORP. STOCKHOLDER:

        You are cordially invited and encouraged to attend the 1998 Annual Meeting of Stockholders of CPI Corp. The meeting will be held on Thursday, June 11, 1998, at 10:00 a.m., central daylight time at the offices of CPI Corp., 1706 Washington Avenue, St. Louis, Missouri.

        If you cannot personally attend the meeting, please vote your preference on the proxy card attached above and return it promptly. Your participation in CPI Corp.'s business, whether in person or by proxy, is an important part of the Corporation's governance.

        I look forward to and appreciate your participation in CPI's 1998 Annual Meeting of Stockholders.

                                        Very Truly Yours,



                                              /s/ Alyn V. Essman
                                        -------------------------------
                                                ALYN V. ESSMAN
                                          Chairman of the Board and
                                           Chief Executive Officer



4105--CPI CORP.

[                                                                                                                                 ]

1. Election of Directors--                     For  Withhold  For All   3. Approval of Resolution to provide
   Nominees: Milford Bohm, Alyn V. Essman,     All    All     Except       for Annual Incentive Program for    For  Against  Abstain
   Russell Isaak, Mary Ann Krey, Lee M.        / /    / /       / /        Chairman and Chief Executive        / /    / /      / /
   Liberman, Patrick J. Morris, Nicholas L.                                Officer, President and Senior
   Reding, Martin Sneider, Robert L. Virgil.                               Executive Vice President.
   _________________________________________
   (Except Nominee(s) Written Above.)
                                               For  Against  Abstain
2. Ratification of appointment of KPMG         / /    / /      / /      In their sole discretion, the Proxies are authorized to vote
   Peat Marwick LLP as the Corporation's                                upon such other business as may properly come before the
   independent certified public                                         annual meeting or any adjournment thereof.
   accountants.


                                                                        SIGN
                                                                        HERE _______________________________________________________
                                                                                   (Please sign exactly as name appears hereon)
                                                                        SIGN
                                                                        HERE _______________________________________________________
                                                                               Executors, administrators, trustees, etc., should
                                                                                            so indicate when signing

                                                                        Dated: _______________________________________________, 1998

--------------------------------------------------------------------------------
                      /\     FOLD AND DETACH HERE       /\



                            YOUR VOTE IS IMPORTANT!


          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.